UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report: August 7, 2008

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

21 West 39th Street, Suite 2A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sale of Equity Securities

On August 8, 2008 Advanced Battery Technologies sold 2,823,532 shares of common stock (the “Shares”) and warrants to purchase 1,270,590 shares of common stock (the “Warrants”), pursuant to a Securities Purchase Agreement made on August 7, 2008.  The purchasers were seven accredited institutional funds.

The aggregate purchase price for the securities was $12,000,000.  From the proceeds of the offering, Advanced Battery Technologies will pay a fee of $600,000 to Rodman & Renshaw, LLC, which acted as the placement agent for the offering.  Advanced Battery Technologies will also reimburse Rodman & Renshaw, LLC for its out-of-pocket expenses, and will issue to Rodman & Renshaw, LLC warrants to purchase 204,706 shares of common stock.

The Warrants sold in the offering, as well as the warrants issued to Rodman & Renshaw, LLC, permit the holders to purchase common stock from Advanced Battery Technologies for a price of $5.51 per share.  The Warrants expire in five years.  Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Warrants.  No warrant-holder may exercise a Warrant to purchase shares that would cause the holder to own more than 4.99% of the outstanding common stock of Advanced Battery Technologies.

Advanced Battery Technologies entered into a Registration Rights Agreement with the purchasers, pursuant to which Advanced Battery Technologies is required to file with the Securities and Exchange Commission a registration statement that will, when declared effective, permit the purchasers to offer to the public the Shares and the shares issuable upon exercise of the Warrants.

The sale of the securities was exempt from registration with the Securities and Exchange Commission pursuant to Rule 506, by reason of the fact that there was no general solicitation in connection with the offering, and the fact that the purchasers were accredited investors with sufficient knowledge and experience to be capable of evaluating the merits and risks of the investment, who were purchasing for investment for their own accounts.

Item 4.02        Non-Reliance on Previously Issued Financial Statements

On August 7, 2008, while engaged in due diligence in connection with the securities offering described above, the Board of Directors determined that an error had been made in the financial statements of Advanced Battery Technologies for the year ended December 31, 2007 that were included in its Annual Report on Form 10-KSB for the year ended December 31, 2007.  The error on the Consolidated Statements of Income consisted of a misstatement of the Weighted Average Number of Common Shares Outstanding, which resulted in a misstatement of the Basic and Diluted Income Per Share.  As reported, the Weighted Average Number of Common Shares Outstanding was 46,569,371, which resulted in Basic & Diluted Income Per Share of $0.22.  When it is corrected, the Weighted Average Number of Common Shares Outstanding will be 49,677,285, which will result in Basic & Diluted Income Per Share of $0.21.

The Chief Financial Officer of Advanced Battery Technologies, acting at the direction of the Board of Directors, has reported the error to the registrant’s independent accountant.  An amendment to the Annual Report on Form 10-KSB, correcting the error, will be filed in the near future.

Item 9.01        Financial Statements and Exhibits

Exhibits

10-a	Securities Purchase Agreement dated August 7, 2008 among Advanced Battery Technologies, Inc. and certain named Purchasers.

10-b	Registration Rights Agreement dated August 7, 2008 among Advanced Battery Technologies, Inc. and certain named Purchasers.

10-c	Form of Common Stock Purchase Warrant issued on August 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.
Dated: August 8, 2008	By:	/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer